SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               BILLSERV.COM, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            __________________________________________________________________

      2.    Aggregate number of securities to which transaction applies:

            __________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

            __________________________________________________________________

      4.    Proposed maximum aggregate value of transaction:

            __________________________________________________________________

      5.    Total fee paid:

            __________________________________________________________________


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
                                                                 MICHAEL R. LONG
                                                           CHAIRMAN OF THE BOARD
                                                     AND CHIEF EXECUTIVE OFFICER

June 2, 2000

Dear billserv.com Stockholder:

     I am pleased to invite you to billserv.com, Inc.'s Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Thursday, July 13, 2000 at the Airport Hilton Hotel, 611 N.W. Loop 410, San Antonio, Texas 78216.

     At the meeting, you and the other stockholders will be asked to (1) elect two directors to the billserv.com Board of Directors; (2) approve an amendment to the 1999 Employee Comprehensive Stock Plan; and (3) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about billserv.com and its operations, including its unaudited financial statements, as of March 31, 2000, in the enclosed Proxy Statement.

     We hope you can join us on July 13. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

     Thank you for your investment in our company. We look forward to seeing you at the meeting.

Yours truly,

Michael R. Long

                                                 14607 SAN PEDRO AVE., SUITE 100
                                                        SAN ANTONIO, TEXAS 78232

June 2, 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 13, 2000

     billserv.com, Inc. will hold its Annual Meeting of Stockholders at the Airport Hilton Hotel, 611 N.W. Loop 410, San Antonio, Texas 78216 on Thursday, July 13, 2000 at 10:00 a.m.

     We are holding this meeting:

     o To elect two Class II directors to serve until the 2003 Annual Meeting of Stockholders;

     o To approve an amendment to the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc.;

     o To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2000; and

     o  To transact any other business that properly comes before the meeting.

     Your Board of Directors has selected MAY 25, 2000 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at billserv.com, Inc., 14607 San Pedro Ave., Suite 100, San Antonio, Texas 78232, for ten days before the meeting.

     This Notice of Annual Meeting, Proxy Statement and proxy card are being distributed on or about June 2, 2000.

By Order of the Board of Directors,

Marshall Millard

SENIOR VICE-PRESIDENT AND GENERAL COUNSEL
SECRETARY

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
                               BILLSERV.COM, INC.
                                 PROXY STATEMENT

                             FOR MEETING TO BE HELD

                                  JULY 13, 2000

                                TABLE OF CONTENTS

                                         PAGE
                                         -----
GENERAL INFORMATION..................        7
ITEM 1.  ELECTION OF DIRECTORS.......        9
     Nominees for Election to a Three
      Year Term Ending with the 2003
      Annual Meeting.................        9
     Directors Continuing in Office
      Until the 2001 Annual Meeting
      of Stockholders................       10
     Directors Continuing in Office
      Until the 2002 Annual Meeting
      of Stockholders................       11
     Compensation of Directors.......       11
     Committees of the Board of
      Directors; Meetings............       12
STOCK OWNERSHIP......................       13
     Beneficial Ownership of Certain
      Stockholders, Directors and
      Executive Officers.............       13
     Section 16(a) Beneficial
      Ownership Reporting
      Compliance.....................       14
MANAGEMENT...........................       14
     Executive Officers..............       14
BOARD REPORT ON EXECUTIVE
 COMPENSATION........................       15
     Compensation Policy.............       15
     Compensation of Executive
      Officers.......................       15
     Employment Contracts and Change
      in Control Arrangements........       17
     Compensation Committee
      Interlocks and Insider
      Participation..................       17
     1999 Company Performance........       18
     Results of Operation  From
      Inception through year ended
      December 31, 1999..............       18
     Results of Operation  From
      January 1, 2000 to March 31,
      2000...........................       19
ITEM 2.  APPROVAL OF AMENDMENT TO THE
  1999 EMPLOYEE COMPREHENSIVE STOCK
  PLAN...............................       22
     General.........................       22
     Terms and Conditions............       22
     Termination of Comprehensive
      Plan...........................       23
     Restricted Stock................       24
     Federal Income Tax
      Consequences...................       24
ITEM 3.  RATIFICATION OF ERNST &
  YOUNG LLP AS INDEPENDENT
  AUDITORS...........................       25
ANNUAL MEETING ADVANCE NOTICE
 REQUIREMENTS........................       25
RELATIONSHIP WITH INDEPENDENT PUBLIC
  ACCOUNTANTS........................       26
FINANCIAL STATEMENTS.................       26
OTHER MATTERS........................       26
SOLICITATION.........................       26
ATTACHMENTS..........................      A-1

ANNEX A  AMENDMENT TO 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN
ANNEX B  BILLSERV.COM AUDIT COMMITTEE CHARTER
ANNEX C  FORM 10-Q AS OF MARCH 31, 2000

Shareholders may receive a copy of any report filed by the Company with the Securities and Exchange Commission by sending a written request to:

                              Mr. Marshall Millard
                         Secretary of billserv.com, Inc.
                           14607 San Pedro, Suite 100
                              San Antonio, TX 78232

                               GENERAL INFORMATION

     Q: WHO IS SOLICITING MY PROXY?

     A: We, the Board of Directors of billserv.com, are sending you this Proxy Statement in connection with our solicitation of proxies for use at billserv.com, Inc.'s 2000 Annual Meeting of Stockholders. Certain directors, officers and employees of billserv.com also may solicit proxies on our behalf by mail, phone, fax or in person.

     Q:  WHO IS PAYING FOR THIS SOLICITATION?

     A: billserv.com will pay for the solicitation of proxies. billserv.com will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of billserv.com common stock.

     Q: WHAT AM I VOTING ON?

     A: Three items: (1) the election of Louis Hoch and Roger Hemminghaus to the Board of Directors; (2) the approval of an amendment to the 1999 Employee Comprehensive Stock Plan increasing the number of shares available under that Plan to 3,000,000; (3) the ratification of ERNST & YOUNG LLP as the Company's independent auditors for the current fiscal year.

     Q: WHO CAN VOTE?

     A: Only those who owned common stock at the close of business on MAY 25, 2000, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

     Q: HOW DO I VOTE?

     A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of billserv.com written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of both nominees for director; FOR the approval of the amendment to the 1999 Employee Comprehensive Stock Plan; and FOR ratification of ERNST & YOUNG LLP as the Company's independent auditors.

     Q: WHAT CONSTITUTES A QUORUM?

     A: Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. Both abstentions and broker non-votes (situations in which a broker holding your shares in 'street' or 'nominee' name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares) are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

     Q: WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

     A: ELECTION OF DIRECTORS. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At this year's meeting, the two nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

     APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN. To approve the amendment to the 1999 Employee Comprehensive Stock Plan, stockholders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. In this case, abstentions have the same effect as a vote 'against' the proposal, while broker non-votes have no effect at all.

     RATIFICATION OF ERNST & YOUNG LLP. Like the vote required to approve the Plan Amendment, as described above, stockholders holding a majority of the shares represented in person or by proxy at the upcoming Annual Meeting must affirmatively vote to ratify ERNST & YOUNG LLP as the Company's independent auditors for the current fiscal year. Abstentions continue to have the same effect as votes 'against' the proposal and broker non-votes continue to have no effect at all.

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
     Q:  HOW DOES THE BOARD RECOMMEND THAT WE VOTE ON THE MATTERS PROPOSED?

     A: The Board of Directors of billserv.com, Inc. unanimously recommends that stockholders vote FOR each of the proposals submitted at the upcoming Annual Meeting.

     Q: WILL THERE BE OTHER MATTERS PROPOSED AT THE 2000 ANNUAL MEETING?

     A: billserv.com, Inc.'s Bylaws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder gives the Secretary written notice of the matter on or before July 1, 2000. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

     Q: WHEN ARE 2001 STOCKHOLDER PROPOSALS DUE IF THEY ARE TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS?

     A: To be considered for presentation at billserv.com, Inc.'s 2001 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at billserv.com, Inc.'s offices no later than December 31, 2000. To curtail controversy as to the date on which a proposal was received by the Company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                                     ITEM 1.

                              ELECTION OF DIRECTORS

     The Board of Directors of billserv.com has currently set the number of directors constituting the whole board at five. As established by the Company's Bylaws, these directors are divided into three classes serving staggered three-year terms. At the upcoming Annual Meeting, you and the other stockholders will elect two individuals to serve as Class II directors whose term expires at the 2003 Annual Meeting. Mr. Hoch and Mr. Hemminghaus are nominees and are currently members of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of both nominees unless you direct them to withhold your votes. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR both nominees.

     Below are the names and ages of the nominees for Class II director, the Class III and Class I directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

NOMINEES FOR ELECTION TO A THREE-YEAR TERM ENDING WITH THE 2003 ANNUAL MEETING

CLASS II DIRECTORS

      o  Louis A. Hoch...............    Age 34, a director since 1998.
                                         Mr. Hoch joined the Company as President and
                                         Chief Operating Officer in November 1998.
                                         Mr. Hoch's background has been primarily in the
                                         telecommunications industry in which he has over
                                         10 years of experience. From April to November
                                         1998, Mr. Hoch was the Subject Matter Expert for
                                         Call Centers in Telecom, at Andersen Consulting.
                                         His leadership in the call center industry was
                                         acknowledged by Andersen Consulting when it
                                         classified his processes and technology
                                         architecture to be one of their guidelines for
                                         best practices in call center development. While
                                         employed at U.S. Long Distance Inc. and its
                                         spin-off company, Billing Concepts, Inc., from
                                         June 1991 to April 1998, Mr. Hoch successfully
                                         built large billing systems that were proven
                                         flexible enough to sustain exponential growth in
                                         record volumes, and call centers that integrated
                                         the latest in technology and processes. During
                                         his tenure at Billing Concepts, Mr. Hoch held
                                         successive positions: as a Tech Support
                                         Representative, Program Analyst, Program Manager,
                                         MIS Manager, and finally, Director of Information
                                         Technology. Mr. Hoch holds a B.B.A. in Computer
                                         Information Systems and an M.B.A. in
                                         International Business Management, both from Our
                                         Lady of the Lake University. He is certified as a
                                         Computer Professional (CCP) by the Institute for
                                         Certification of Computing Professionals (ICCP).
                                         Mr. Hoch is a cofounder of billserv.com.

      o  Roger R. Hemminghaus........    Age 63, a director since April 1999.
                                         Mr. Hemminghaus has served as chief executive or
                                         director of various public companies throughout
                                         his career. Mr. Hemminghaus currently serves as
                                         Chairman of the Federal Reserve Bank of Dallas.
                                         He also serves as a director for Luby's
                                         Cafeterias, Inc., New Centuries Energies, Inc.,
                                         CTS Corporation and The Nature

                                         Conservancy of Texas. From 1996 to January 1999,
                                         Mr. Hemminghaus served as Chairman and Chief
                                         Executive Officer of Ultramar Diamond Shamrock
                                         Corp., following the merger of Ultramar
                                         Corporation and Diamond Shamrock, Inc. Prior to
                                         this merger, Mr. Hemminghaus served as Chairman,
                                         Chief Executive and President of Diamond
                                         Shamrock, Inc., where he had been employed since
                                         1984. Mr. Hemminghaus also serves on the National
                                         Executive Board of the Boy Scouts of America, and
                                         various nonprofit boards in Texas.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS

CLASS III DIRECTORS
      o  Michael R. Long.............    Age 55, a director since 1998.
                                         Mr. Long became Chairman and Chief Executive
                                         Officer of the Company as of November 1998.
                                         Mr. Long has over 29 years of senior executive
                                         management and systems development experience in
                                         six publicly traded companies, as well as
                                         successfully operating his own systems consulting
                                         business. In the past five years, Mr. Long has
                                         held positions at U.S. Long Distance Inc., as
                                         Vice-President of Management Information Systems
                                         from December 1993 to August 1996; Billing
                                         Concepts, Inc., as Vice President of Information
                                         Technologies from August 1996 to June 1997; and
                                         Andersen Consulting, as Business Development
                                         Director, Financial Services, from October 1997
                                         to November 1998. Andersen Consulting is a
                                         worldwide consulting firm and affiliate of Arthur
                                         Andersen accounting firm. He is a cofounder of
                                         billserv.com and our Chairman of the Board and
                                         Chief Executive Officer.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS

CLASS I DIRECTORS
      o  David S. Jones..............    Age 26, a director since 1998.

                                         While employed at Billing Concepts, Inc., from
                                         1997-98, Mr. Jones was responsible for defining
                                         strategic direction involving Internet
                                         technology. In 1998, Mr. Jones left Billing
                                         Concepts, Inc. and cofounded billserv.com, Inc.
                                         As Executive Vice-President of billserv.com,
                                         Mr. Jones has played an essential role in the
                                         development of the necessary relationships needed
                                         to be effective in the Internet billing
                                         marketplace, and has been directly involved in
                                         the marketing of the Company's products.

      o  E. Scott Crist..............    Age 36, a director since 1999.
                                         Mr. Crist is the President and Chief Executive
                                         Officer of Telescape International, one of the
                                         world's fastest growing multinational carriers of
                                         voice, video and data services. Prior to joining
                                         Telescape, Mr. Crist was a founder of Orion
                                         Communications, a long distance company, where he
                                         served as President. He also previously served as
                                         President

                                         and Chief Executive Officer of Matrix Telecom.
                                         Mr. Crist was named Entrepreneur of the Year by
                                         CNN/ NASDAQ/Ernst & Young in 1999. He is a
                                         director of several early-stage technology
                                         companies including SalvageSale.com,
                                         LinuxAlianza, Realuse.com and Bynari.

COMPENSATION OF DIRECTORS

     In 1999, billserv.com provided $1,000 in compensation to directors and reimbursed its directors for reasonable expenses incurred in traveling to and from board meetings (or a committee thereof). The Company has adopted, and the stockholders have approved, the 1999 Non-Employee Director Plan which authorizes the discretionary issuance of up to 500,000 shares of common stock to the non-employee directors of billserv.com.

     Upon joining the Board of Directors, both Mr. Crist and Mr. Hemminghaus were issued options to purchase shares of the Company's common stock. On January 4, 1999, Mr. Crist was issued options for 40,000 shares at an exercise price of $2.81 per share. Mr. Hemminghaus was issued options to purchase 80,000 shares at an exercise price of $5.18 on April 6, 1999. On April 17, 2000, Mr. Crist and Mr. Hemminghaus were each issued additional options to purchase 35,000 shares of common stock, at an exercise price of $11.25 per share.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     billserv.com has the following two standing committees:

THE AUDIT COMMITTEE

     o Meets periodically with billserv.com, Inc.'s independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures, its system of internal accounting controls and financial reporting.

     o Makes recommendations to the Board of Directors with respect to appointment of the Committee's independent auditors.

     The Audit Committee was established in April of 1999 and met one (1) time during the 1999 fiscal year. The current members of this committee are Mr. Crist and Mr. Hemminghaus.

     The Board of Directors has approved an Audit Committee Charter which outlines the responsibilities of the Audit Committee and the appropriate procedures necessary to meet those responsibilities. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex B.

COMPENSATION COMMITTEE

     o Recommends to the Board of Directors annual salaries for senior management.

     o Recommends to the Board of Directors the administration and grant of incentive awards.

     On April 6, 1999, the Board of Directors created the Compensation Committee. The initial members of this Committee were Mr. Crist and Mr. Long. In October of 1999, Mr. Hemminghaus replaced Mr. Long on this Committee. During 1999, the Compensation Committee had no formal meetings.

ENTIRE BOARD

     o During the year ended December 31, 1999, the entire Board of Directors of billserv.com met five (5) times for regular and special meetings. During this period, each director attended all meetings of the Board of Directors and any committee on which he served.

STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2000 by:

     o  each of our named executive officers and directors;

     o  all of our executive officers and directors as a group; and

     o each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of March 31, 2000. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. The address of each executive officer and director is c/o billserv.com, Inc., 14607 San Pedro, Suite 100, San Antonio, Texas 78232.

                                                    SHARES
                                            BENEFICIALLY OWNED (1)
                                         ----------------------------
                NAME                     NUMBER            PERCENTAGE
                ----                     ------            ----------
RS Investment Mgmt. Co. (2)..........    1,917,998            16.4%
Michael R. Long (3)..................    1,216,667             8.5%
Louis A. Hoch (3)....................    1,224,668             8.6%
David S. Jones (3)...................    1,216,667             8.5%
Lori A. Turner (4)...................      113,334             0.8%
Marshall N. Millard (4)..............      163,334             1.1%
All officers and directors as a
  group, eleven (11) persons,
  including the executive officers
  and directors listed above (5).....    4,204,018            29.4%

------------

  (1) Based on a total of 14,301,140 shares issued and outstanding as of March 31, 2000.

  (2) As of January 31, 2000; includes the following additional investors: RS Investment Management, L.P.; RS Growth Group, LLC; RS Diversified Growth Fund; and RS Paisley Pacific Fund, L.P.

  (3) Includes 33,334 shares issuable upon the exercise of options to purchase common stock.

  (4) Includes 13,334 shares issuable upon the exercise of options to purchase common stock.

  (5) Includes 193,338 shares issuable upon the exercise of options to purchase common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 5% of billserv.com, Inc.'s common stock must report their initial ownership of the common stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, billserv.com believes all persons subject to reporting timely filed the required reports in 1999.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     Below are the names and ages of the Executive Officers of billserv.com and a brief description of their prior experience and qualifications.

           o  Michael R. Long                    See biography of Mr. Long under Item
                                                 1 above.
           o  Louis A. Hoch                      See biography of Mr. Hoch under Item
                                                 1 above.
           o  David S. Jones                     See biography of Mr. Jones under Item
                                                 1 above.
           o  Terri A. Hunter                    Age 37, Sr. Vice-President, Treasurer
                                                 and Chief Financial Officer
                                                 Ms. Hunter joined the Company in
                                                 April 2000. She brings over fifteen
                                                 (15) years of analytical and
                                                 management experience in finance,
                                                 accounting, and investor relations
                                                 for public companies. Most recently,
                                                 from October 1999 to May 2000,
                                                 Ms. Hunter was Vice-President,
                                                 Finance and Investor Relations for
                                                 Clear Channel Communications, Inc., a
                                                 global leader in the out-of-home
                                                 advertising industry with radio,
                                                 television, and outdoor displays in
                                                 37 countries around the world.
                                                 Ms. Hunter was also employed with
                                                 U.S. Long Distance, Inc. and its
                                                 spin-off company, Billing Concepts,
                                                 Inc., from February 1993 to October
                                                 1999, where she lead their financial
                                                 planning and analysis functions, as
                                                 well as investor relations. In
                                                 addition, Ms. Hunter has held various
                                                 finance and accounting roles with
                                                 Electronic Data Systems, and
                                                 Cullen/Frost Bankers, since her
                                                 graduation in May 1985 from the
                                                 University of Texas at Austin. She
                                                 also serves on the Board of the San
                                                 Antonio, National Investor Relations
                                                 Institute.

           o  Marshall N. Millard                Age 38, Sr. Vice-President, Secretary
                                                 and General Counsel
                                                 Mr. Millard joined the Company in
                                                 November 1998. He possesses over
                                                 10 years experience in providing
                                                 legal counsel to publicly-traded and
                                                 privately-held companies.
                                                 Mr. Millard has extensive experience
                                                 in negotiating and preparing
                                                 strategic alliances, mergers and
                                                 acquisitions, financing agreements,
                                                 other business contracts, and also
                                                 has a strong background in litigation
                                                 and appeals. He is licensed to
                                                 practice law in the Supreme Court and
                                                 all lower courts in the State of
                                                 Texas, the Western District of Texas
                                                 and the Fifth Circuit Court of
                                                 Appeals. He earned a Juris Doctor
                                                 degree from St. Mary's University
                                                 School of Law, in 1988, where he
                                                 served as a Senior Associate Editor
                                                 for the ST. MARY'S LAW JOURNAL.
                                                 Mr. Millard has held corporate
                                                 counsel positions at Southwestern
                                                 Bell Telephone, a subsidiary of SBC
                                                 Communications, 1993; U.S. Long
                                                 Distance Inc. (now owned by Qwest
                                                 Communications International),
                                                 1993-1996; and Billing Concepts,
                                                 1996-1998.

BOARD REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     Compensation decisions for the executive officers of billserv.com for compensation paid during the year ended December 31, 1999, were generally made by the members of the Board of Directors.

     The Company's goal is to attract, retain and reward a highly competent and productive employee group. To do so, the Board of Directors has determined that it is in the best interest of the Company to provide a total compensation package that competes favorably with those offered within the electronic commerce industry, general industry and the geographic areas in which billserv.com operates. The Company's current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on the individual's performance, the Company's financial performance and the competitive marketplace. The Board considered the median level of the market as competitive.

     BASE SALARY. The base salary policy provides for compensation at competitive levels. Increases in executive base salary are awarded for individual performance based on the executive's performance plan. These performance plans contain specific measures, both quantitative and qualitative, related to financial achievements of the Company. Increases generally reflect established merit increase guidelines applicable to all salaried employees.

     OPTION PLANS. In addition to the foregoing, directors, officers and employees of billserv.com, Inc. may be compensated through awards under the Company's Stock Plans.

COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth summary information as to compensation received by the Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers as of December 31, 1999 (collectively, the 'named executive officers'), for services rendered to billserv.com in all capacities during fiscal years ended 1999 and 1998:

                                                                             LONG-TERM COMPENSATION AWARDS
                                                 ANNUAL             ------------------------------------------------
                                              COMPENSATION          RESTRICTED     SECURITIES
NAME & PRINCIPAL                         -----------------------      STOCK        UNDERLYING            ALL
(1) POSITION                             FISCAL YEAR     SALARY     AWARDS(2)     OPTIONS (#)     OTHER COMPENSATION
----------------                         -----------    --------    ----------    ------------    ------------------
Michael R. Long......................       1999        $140,000        -             100,000             -
  Chairman and CEO                          1998        $ 14,835    1,183,333            -                -
Louis A. Hoch........................       1999        $134,615        -             100,000             -
  President and COO                         1998        $ 11,868    1,183,334            -                -
David S. Jones.......................       1999        $115,615        -             100,000             -
  Executive Vice-President                  1998        $ 14,840    1,183,333            -                -
Lori A. Turner.......................       1999        $ 96,154        -              40,000             -
  Treasurer, Vice-President                 1998           -          100,000                             -
  and CFO
Marshall Millard.....................       1999        $ 94,000        -              40,000             -
  Secretary, Sr. Vice-                      1998        $  7,318      150,000            -                -
  President, and General
  Counsel

------------

  (1) Each of the named executives has entered into employment agreements carrying three (3)-year terms providing an annual salary and bonuses at the discretion of the Board of Directors, as well as health benefits. In 2000, each of the named officers is to receive compensation as follows:
      Mr. Long, $190,000; Mr. Hoch, $175,000; Mr. Jones, $160,000; and Mr.
      Millard, $120,000. On April 17, 2000, each of the named officers was granted additional options to purchase shares of common stock, at an exercise price of $11.25 per share, as follows: Mr. Long, 15,000; Mr. Hoch, 15,000; Mr. Jones, 15,000; and Mr. Millard, 30,000. Also on April 17, 2000, Ms. Terri A. Hunter joined the Company as Treasurer, Sr. Vice-President and Chief Financial Officer. She succeeded Ms. Turner in this position. Her annual salary is $120,000; she also was granted options to purchase 50,000 shares of common stock at the price of $11.25 per share.

  (2) This table reflects only common stock ownership granted in connection with the executive's employment arrangement.

     The following table provides information regarding the grant of stock options during fiscal year 1999 to the named executive officers.

                                                                                                    POTENTIAL REALIZABLE
                                                                                                           VALUE
                                                                                                     AT ASSUMED ANNUAL
                                           NUMBER       % OF TOTAL                                     RATES OF STOCK
                                             OF           OPTIONS       EXERCISE                     PRICE APPRECIATION
                                         SECURITIES     GRANTED TO         OR                               FOR
                                         UNDERLYING      EMPLOYEES        BASE                         OPTION TERM(1)
                                           OPTIONS       IN FISCAL       PRICE       EXPIRATION     --------------------
                NAME                       GRANTED         1999        ($/SHARE)        DATE         5%($)       10%($)
                ----                     -----------    -----------    ----------    -----------    --------    --------
Michael R. Long......................      100,000          11%          $2.81        01/03/09      $176,845    $448,160
Louis A. Hoch........................      100,000          11%          $2.81        01/03/09      $176,845    $448,160
David S. Jones.......................      100,000          11%          $2.81        01/03/09      $176,845    $448,160
Lori Turner..........................       40,000           4%          $2.81        01/03/09      $ 70,738    $179,264
Marshall Millard.....................       40,000           4%          $2.81        01/03/09      $ 70,738    $179,264

------------

  (1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of common stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the common stock received therefore is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the SEC and do not reflect our estimate of future stock price appreciation. The actual value realized may be greater or less than the potential realizable values set forth in the table.

     On April 17, 2000, each of the named officers was granted additional options to purchase shares of common stock, at an exercise price of $11.25 per share, as follows: Mr. Long, 15,000; Mr. Hoch, 15,000; Mr. Jones, 15,000; and Mr. Millard, 30,000. Also on April 17, 2000, Ms. Terri A. Hunter joined the Company as Treasurer, Sr. Vice-President and Chief Financial Officer. She succeeded Ms. Turner in this position. Her annual salary is $120,000; she also was granted options to purchase 50,000 shares of common stock at the price of $11.25 per share.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     billserv.com has entered into, or intends to enter into, an employment contract with each of its executive officers. These agreements have a three (3) year term and provide for an annual salary, bonuses at the discretion of the Board of Directors, and health benefits. In 2000, each of the named officers are to receive 2000 salary compensation as follows: Mr. Long, $190,000; Mr. Hoch, $175,000; Mr. Jones, $160,000; and Mr. Millard, $120,000. On April 17, 2000,
each of the named officers was granted additional options to purchase shares of common stock, at an exercise price of $11.25 per share, as follows: Mr. Long, 15,000; Mr. Hoch, 15,000; Mr. Jones, 15,000; and Mr. Millard, 30,000. Also on
April 17, 2000, Ms. Terri A. Hunter joined the Company as Treasurer, Sr. Vice-President and Chief Financial Officer. She succeeded Ms. Turner in this position. Her annual salary is $120,000; she also was granted options to purchase 50,000 shares of common stock at the price of $11.25 per share.
Ms. Turner will receive an annual salary of $100,000 through December 31, 2000, in consideration of continued service to the Company through that date.

     The Company's agreements with its various executive officers provide for change in control protection for the employee, as the employee may terminate the agreement within six (6) months of any 'change in control' and be entitled to all earned, deferred compensation. 'Deferred Compensation' is calculated as the greater of (A) the Base Salary payments the employee would have received had his employment continued for the remaining term of the agreement (including yearly increases calculated at the maximum increase for the prior two years); or (B) an amount equal to 150% of the higher annual compensation earned by the employee in the past two years (including both Base Salary and bonus compensation). In addition, the employee is entitled to all of the benefits and personal perquisites otherwise provided in the agreement (such as automobile expenses) during a certain period of time defined in the agreement as the greater of the remaining term of the agreement, or one year. The employee may also be entitled to an amount equal to the pro rata portion of the bonus compensation for the year in which the executive's employment is terminated determined on the basis of the number of days elapsed in such year prior to such termination. Upon termination of employment, each employee is prohibited from competing with billserv.com for two (2) years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to April 6, 1999, billserv.com did not have a Compensation Committee or other committee of the Board of Directors performing similar functions. Prior to this time, decisions concerning compensation of the executive officers were generally made by the members of the Board of Directors. Currently, the Compensation Committee consists of Mr. Crist and Mr. Hemminghaus.

                                PERFORMANCE GRAPH

                                                     CUMULATIVE TOTAL RETURN

                                       12/31/98   3/31/99   6/30/99   9/30/99   12/31/99
                                       --------   -------   -------   -------   --------
billserv.com, Inc....................    100.0      243.7     157.9     173.7     282.0
Nasdaq (U.S.)........................    100.0      112.2     122.5     125.2     185.5
Nasdaq COMPUTER......................    100.0      115.1     122.2     132.5     204.2

1999 COMPANY PERFORMANCE

RESULTS OF OPERATIONS  FROM INCEPTION THROUGH YEAR ENDED DECEMBER 31, 1999

     Our activities for the year ended December 31, 1999 resulted in a net operating loss of $5,472,948 as compared to $289,770 from inception on June 4, 1998 through December 31, 1998. No significant or material operations occurred prior to November 1998; thus, for comparison purposes, the 1998 and 1999 periods are not comparable.

     We generated our first revenues totaling $55,438 during the fourth quarter of 1999, comprised principally of design and implementation fees related to our EBPP solution. While small in size, or less than 1% of total revenue, included in fourth-quarter revenue are transaction fees for the first electronic bills presented for live customers. We anticipate that we will continue to generate revenues related to design and implementation fees which will be recognized over the term of the service contract. However, we expect fees earned from EBPP transactions to become a more significant portion of our revenues in future periods as the consumer adoption rate increases. No revenues were generated during the 1998 period.

     We did not incur any cost of sales until the fourth quarter of 1999 when we began production efforts for our customers. Cost of sales totaled $127,345 for this period. Our cost of sales included the cost of technical and support personnel who design specific EBPP components for customers, process data and perform customer care. Cost of sales also included fees paid to third parties or payment processors for the presentation of electronic bills on web sites owned by those parties and payment processors.

     We began research and development efforts in 1999, and accordingly, we reported no research and development expenses for the 1998 period. Such expenses totaled $906,532 for the year ended December 31, 1999. Research and development efforts included the development of our bill presentment technology, the design and construction of our infrastructure and operating systems and the development of customer care tools. We will continue to devote significant resources to research and development, particularly for the development and expansion of our infrastructure and operating systems in anticipation of revenue growth. Our research and development efforts will also be targeted toward maintaining quality service, opportunities to enhance efficiency and augmenting our customer care capabilities.

     Selling expenses totaled $1,750,615 in 1999 and $88,298 in 1998. Selling expenses in 1999 consisted primarily of payroll and related expenses for personnel engaged in marketing and selling activities. Selling expense also included advertising services under an agreement with a consulting group located in Vancouver, Canada. These services totaled approximately $400,000 and $50,000 for the 1999 and 1998 periods, respectively. Selling expenses in 1998 were limited to advertising and printing efforts led by the consulting group. We built our sales and marketing teams during 1999, opening sales offices in Arizona, California, Colorado, Massachusetts, New Jersey, North Carolina, Pennsylvania, and Texas. Our marketing team was formed in mid-1999 and has developed an aggressive marketing campaign that includes advertising in trade and consumer publications, promotional activities and aggressive trade show attendance. We anticipate that selling expenses will increase in dollar value and as a percentage of total costs as we execute our plans and increase our advertising and promotion efforts.

     General and administrative expenses totaled $2,343,890 for the year ended December 31, 1999, and $200,913 for the 1998 period. These expenses consisted primarily of payroll and related expenses for executive, accounting, legal and administrative personnel, as well as professional and consulting fees and other general corporate expenses. Financial and investor relations services provided under a consulting agreement totaled $650,000 and $100,000 in the 1999 and 1998 periods, respectively. The consulting agreement expired on October 31, 1999. Additionally, we paid a consulting group approximately $41,000 for services rendered during November and December, the transition period in which all investor relations functions were no longer outsourced. We expect general and administrative expenses to increase as we expand our staff and incur additional costs related to the growth of our business.

RESULTS OF OPERATION  FROM JANUARY 1, 2000 TO MARCH 31, 2000

     Our activities for the quarter ended March 31, 2000, resulted in a net loss of $2,071,213, or $.16 per share, as compared to $800,860, or $.08 per share, for the quarter ended March 31, 1999. We earned revenues totaling $6,426 during the first quarter of 2000. During the first quarter of 1999, we were not yet in a production phase and therefore did not generate any revenues.

     Prior to December 31, 1999, we recognized revenue generated from up-front fees upon completion of an implementation project. In December 1999, the SEC issued SAB 101, which requires recognition of revenue generated from up-front implementation fees over the term of the related service contract. We voluntarily adopted SAB 101 on January 1, 2000, and accordingly, revised our implementation fee revenue recognition policy. The cumulative effect of this accounting change totals $52,272. This amount has been recognized as a non-cash after tax charge during the first quarter of 2000. The cumulative effect has been recorded as deferred revenue and will be recognized as revenue over the remaining contractual service periods. We recognized the applicable portion of this deferred revenue during the first quarter of 2000.

     Although revenue from transaction fees increased as compared to the fourth quarter of 1999, total transaction fee revenue remains an immaterial amount. Consumer adoption rates remained low, less than a hundredth of a percent, during the first quarter of 2000. Each of our customers who have completed the implementation period have not yet begun consumer education and marketing programs, and thus, we would not expect adoption rates to be significant at this point. Transaction fees will become a significant dollar amount only when consumer adoption rates approach double digits. While we cannot control these adoption rates, we are working with our customers to promote EBPP to consumers.

     Cost of sales for the first quarter in 2000 totaled $470,691. We were not in live production for customers during the first quarter of 1999, and accordingly, we incurred no cost of sales during that period. Cost of sales includes the cost of technical and support personnel who design specific EBPP components for customers, process data and perform customer care. Cost of sales also 15 includes fees paid to third parties or payment processors for the presentation of electronic bills on web sites owned by those parties and payment processors.

     Research and development expenses totaled $124,912 and $172,191 for the quarters ending March 31, 2000 and 1999, respectively. During the first quarter of 1999, our bill presentation systems were under development and accordingly, all expenses related to our operating systems during that period are classified as research and development. The 28% decrease in expense for the March 2000 quarter reflects the reallocation of resources to production efforts, which were formerly devoted to research and development. All research and development costs are expensed as incurred. These costs include the cost of personnel devoted to development of new and enhanced solutions for bill presentment, payment, customer care, and Internet direct marketing.

     Selling expenses increased 170%, totaling $775,364 for the quarter ending March 31, 2000, as compared to $287,172 for the 1999 quarter. The increase in expenses is a result of the full-scale efforts of our marketing and sales teams that were being developed during the 1999 quarter. As of March 31, 2000, we employed nineteen sales and marketing personnel as compared to three such personnel at March 31, 1999. Selling expenses include the cost of these personnel, commissions, expenses for trade shows, advertising in trade publications, sales collateral, and other selling and marketing expenses. We will continue to expand our marketing and sales efforts, increasing the size of our sales force and broadening our reach with even more marketing activities.

     General and administrative expenses increased 72%, totaling $570,205 for the quarter ending March 31, 2000, as compared to $331,507 for the 1999 quarter. The increase in expenses is principally due to the increased compensation costs and additional general and administrative personnel, as well as increased travel, insurance and professional fee expenses.

     Depreciation and amortization increased to $150,671 for the quarter ending March 31, 2000, as compared to $12,694 for the 1999 quarter. The increase is due to the growth in our infrastructure and operating systems. We have purchased over $2.0 million of property and equipment from March 31, 1999 to March 31, 2000.

     Net interest income increased to $65,277 for the quarter ending March 31, 2000, as compared to $2,704 for the 1999 quarter from interest earned from the investment of the proceeds from our equity offerings in 1999 and the exercise of warrants during the first quarter of 2000. We incurred interest expense on capital leases during the 2000 quarter. We entered into these leases subsequent to March 31, 1999.

                                     ITEM 2.

            APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE COMPREHENSIVE
                                   STOCK PLAN

GENERAL

     On December 16, 1999, the stockholders approved the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc. (the 'Comprehensive Plan'or 'Plan'), a copy of which was attached to the Company's 1999 Proxy Statement. The Board of Directors now proposes to increase the number of shares available under the plan by 1.0 million for a total of 3.0 million, as described in the copy attached as Annex A. The material features of the Comprehensive Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Comprehensive Plan.

     The purpose of the Comprehensive Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent officers and employees, upon whose efforts and judgment the success of the Company (including its subsidiary) is largely dependent. In furtherance of this purpose, the Comprehensive Plan authorizes the granting of nonqualified stock options ('Comprehensive Options') to purchase common stock to such officers and employees. In addition, the Comprehensive Plan authorizes the issuance of restricted common stock ('Restricted Shares') to officers and employees. Currently, a total of 2.0 million shares of common stock are reserved for issuance upon the exercise of Comprehensive Options. However, the Board of Directors proposes to amend the Comprehensive Plan to increase the number of shares available to 3.0 million shares.

TERMS AND CONDITIONS

     The Comprehensive Plan provides that the Company's Board of Directors shall appoint a committee of two or more directors appointed to administer the Comprehensive Plan (the 'Committee'). The Committee may, at any time during the term of the Comprehensive Plan, grant any officer or employee an option exercisable for such number of shares of common stock as it shall deem to be in the best interest of billserv.com and which will serve to further the purposes of the Comprehensive Plan. By Board resolution, the Board indicated its present intent that no officer or employee receive, as his or her initial grant of options under the Comprehensive Plan, an option exercisable for more than 250,000 shares of common stock during one fiscal year of the Company. Options granted to the officers and employees under the Comprehensive Plan will vest according to the vesting schedule provided in the applicable option agreement executed between the Company and the employee.

     Under the Comprehensive Plan, options must be granted at an exercise price per share that is no less than the fair market value of the common stock at the date of grant. The exercise price of an option may be paid in cash, certified or cashier's check, money order, or by delivery of already owned shares of common stock having a fair market value equal to the exercise price (to the extent such shares have been owned by the optionee for at least six months and only if permitted by the applicable option agreement), or by delivery of a combination of such methods.

     The options are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the Comprehensive Option is exercisable only by him, his guardian or legal representative.

     The expiration date of each option shall be fixed by the Committee, but such expiration date shall not exceed ten (10) years from the date of the grant.

TERMINATION OF COMPREHENSIVE PLAN

     The Comprehensive Plan will automatically terminate on January 4, 2009, and any option outstanding on such date will remain outstanding until it has either expired or been exercised. The Board may terminate, amend or suspend the Comprehensive Plan from time to time as the Board deems advisable.

RESTRICTED STOCK

     The Committee, in its sole discretion, may make awards of restricted stock to selected participants, which awards shall be evidenced by an award agreement that contains such terms and conditions, including vesting, as the Committee may determine. As a condition to any award of restricted stock, the Committee may require a participant to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any award of restricted stock for which such requirement is established shall automatically expire if not purchased in accordance with the Committee's requirements within sixty (60) days after the date of grant.

     Subject to the terms and conditions of the respective award agreement, the participant, as the owner of the common stock issued as restricted stock and any retained distributions with respect thereto, shall have the rights of a stockholder, including, but not limited to, voting rights as to such common stock and the right to receive cash dividends or distributions thereon when, as and if paid.

     Within the limits set forth in the Comprehensive Plan, an award of restricted stock may be subject to such vesting requirements as may be fixed by the Committee. Vesting may be accelerated by a change of control. Vesting may also be accelerated upon death, permanent disability or retirement.

     Restricted stock and any retained distributions with respect thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered during the restricted period, which shall be determined by the Committee and shall not be less than one year nor more than two years from the date such restricted stock was awarded. The Committee may, at any time, reduce the restricted period with respect to any outstanding shares of restricted stock and any retained distributions with respect thereto awarded under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences summarized below are based upon current tax laws and thus are subject to change. Moreover, this summary is not intended to be a complete description of all federal, state and local tax consequences of the Comprehensive Plan.

     The Comprehensive Plan permits officers and employees to receive grants of non-qualified stock options and qualified stock options. billserv.com has been advised that under the Internal Revenue Code, an optionee will not recognize any income for federal income tax purposes at the time a stock option is granted, nor will the Company be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price of such shares. billserv.com generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise of a stock option.

     The Board of Directors believes that the Comprehensive Plan assists in attracting and retaining qualified employees and officers and has the effect of more significantly aligning the interests of the officers and directors with the billserv.com stockholders. The Board of Directors believes that increasing the number of shares under the Comprehensive Plan to 3.0 million will also increase this effect.

     We recommend a vote FOR the approval of the amendment to the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc.

                                     ITEM 3.

           RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed ERNST & YOUNG LLP as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 2000 and to render other professional services as required.

     The Company is submitting the appointment of ERNST & YOUNG LLP to stockholders to obtain your ratification. Representatives of ERNST & YOUNG LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

     We recommend a vote FOR the ratification of ERNST & YOUNG LLP as the independent auditors for the current fiscal year.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

     A stockholder may recommend a nominee to become a director of billserv.com by giving the secretary of the Company (at the address set forth above) a written notice setting forth certain information, including: (1) the name, age, business and residence address of the person intended to be nominated, (2) a representation that the nominating stockholder is in fact a holder of record of billserv.com common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified, (3) a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination, (4) any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and (5) the nominee's written consent to serve, if elected. Such nominations must be made pursuant to the Company's advance notice requirements for stockholder proposals.

     The Company's 2001 annual meeting of stockholders is currently scheduled for May, 2001. Copies of the Company's Bylaws are available upon written request made to the secretary of billserv.com at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in billserv.com, Inc.'s proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and the Company's Bylaws.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP was engaged by the Board of Directors of the Company as independent public accountants for the Company for 1999.

                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1999 and Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by reference to Company's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission which is being mailed to stockholders with this Proxy Statement.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                                  SOLICITATION

     The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy materials to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO MR. MARSHALL MILLARD, SECRETARY, BILLSERV.COM, INC., 14607 SAN PEDRO, SUITE 100, SAN ANTONIO, TEXAS 78232. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF MAY 25, 2000, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

        Please SIGN and RETURN the enclosed Proxy promptly.
        By Order of the Board of Directors:
        MARSHALL MILLARD
        Secretary

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                                     ANNEX A

                               BILLSERV.COM INC.
                     1999 EMPLOYEE COMPREHENSIVE STOCK PLAN
             (as amended by the Board of Directors on May 25, 2000)

      1. PURPOSE. The purpose of this 1999 Employee Comprehensive Stock Plan (the "Plan") is to further the success of billserv.com, a Nevada corporation (the "Company"), and certain of its affiliates by making available Common Stock of the Company to certain officers and employees of the Company and its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as stockholders in the success of the Company. Subject to compliance with the provisions of the Plan and the Code, Incentive Stock Options as authorized by Section 422 of the Code and stock options which do not qualify under Section 422 of the Code are authorized and may be granted under the Plan. Further, the Company may grant Restricted Stock, as defined below.

      2. DEFINITIONS. As used in this Plan the following terms shall have the meanings indicated:

          (a) "Award" means an award of stock options (including Incentive Stock Options) or Restricted Stock, on a stand alone, combination or tandem basis, as described in or granted under this Plan.

          (b) "Award Agreement" means a written agreement setting forth the terms of an Award, in the form prescribed by the Committee.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Cause" shall mean, in the context of the termination of a Participant, as determined by the Board, in the reasonable exercise of its business judgment the occurrence of one of the following events: (i) conviction of or a plea of nolo contendere to a charge of a felony (which, through lapse of time or otherwise, is not subject to appeal); (ii) willful refusal without proper legal cause to perform, or gross negligence in performing, Participant"s duties and responsibilities; (iii) material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise; or (iv) the unauthorized absence of Participant from work (other than for sick leave or disability) for a period of thirty working days or more during any period of forty-five working days; provided, further, within one year following a Change of Control, "Cause" shall be limited to the conviction of or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to an appeal), or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise.

          (e) "Change of Control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company"s then outstanding voting securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company"s stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 40% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company"s assets.

          (f) "Code" means the Internal Revenue Code of 1986, as amended.

          (g) "Committee" means the Committee administering the Plan described in Section 3 hereof.

          (h) "Common Stock" means the Company"s common stock, par value $.001 per share.

          (i) "Continuous Status as an Employee" means that the employment relationship with any one or more of (i) the Company, (ii) any Parent, (iii) any Subsidiary has not been terminated or interrupted.

          (j) "Date of Grant" means the date on which an Award is granted under an Award Agreement executed by the Company and a Participant pursuant to the Plan.

          (k) "Disinterested Person" means a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision.

          (l) "Effective Date" means the effective date of this Plan specified in Section 14 hereof.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

          (n) "Good Reason" shall mean the occurrence of any of the following events: (a) removal from the principal office held by the Participant on the date of the most recent Award, or a material reduction in the Participant"s authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for Cause; or
(b) the Company otherwise commits a material breach of this Plan, or the Participant"s employment agreement, if applicable; provided, however, that within one year following a Change of Control, "Good Reason" shall mean (i) removal from the principal office held by the Participant on the date of the most recent Award, (ii) a material reduction in the Participant"s authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for cause; (iii) relocation of the Company"s headquarters from the San Antonio, Texas metropolitan area, (iv) a material reduction of participant"s compensation, or
(v) the Company otherwise commits a material breach of this plan, or the Participant"s employment agreement, if applicable.

          (o) "Incentive Stock Option" means an option qualifying under Section 422 of the Code.

          (p) "Parent" means a parent corporation of the Company as defined in
Section 424(e) of the Code.

          (q) "Participants" means the employees and officers of the Company, its Subsidiaries and its Parent (including those directors of the Company who are also employees of the Company, its Parent or one or more of its Subsidiaries).

          (r) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period shall not be less than one year nor more than two years from the Date of Grant.

          (s) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to an Award that remain subject to the Restricted Period.

          (t) "Retained Distributions" shall mean any securities or other property (other than cash dividends) distributed by the Company or otherwise received by the holder in respect of Restricted Stock during any Restricted Period.

          (u) "Retirement" shall mean retirement of a Participant from the employ of the Company, its Parent, or its Subsidiaries, as the case may be, in accordance with the then existing employment policies of any such employer.

          (v) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

      3. ADMINISTRATION OF THE PLAN. The Board shall appoint a committee (the "Committee") comprised of two or more directors to administer the Plan. Only directors who are Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the

Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to make determinations with respect to the participation of Participants in this Plan, to prescribe the form of Award Agreements embodying Awards made under the Plan, and, except as otherwise required by law or this Plan, to set the size and terms of Awards (which need not be identical or consistent with respect to each Participant) including vesting schedules, price, whether stock options granted hereunder shall constitute an Incentive Stock Option, restriction or option period, post-retirement and termination rights, payment alternatives such as cash, stock or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner the Committee deems advisable for the administration of the Plan and make determinations pursuant to any Plan provision or Award Agreement, which shall be final and binding on all persons. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

      4. COMMON STOCK SUBJECT TO PROVISIONS OF THIS PLAN. Upon approval of this Plan by the directors and shareholders of the Company, the total number of shares to be subject to options under this Plan shall be 3,000,000 of the authorized and unissued common shares of the Company. Thereafter, an amount of additional shares to be subject to options shall automatically be available for award under this Plan, such that at no time shall the total number of shares subject to options under this Plan be less than five percent (5%) of the then issued and outstanding common shares of the Company. In all events, the total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend, split or eclassification of shares subject to this Plan.

      5. ELIGIBILITY. Except as hereinafter provided, Awards may be granted to any Participant as the Committee shall determine from time to time. In determining the Participants to whom Awards shall be granted and the number of shares to be covered by each such Award, the Committee may take into account the nature of the services rendered by the respective articipants, their present and potential contributions to the Company"s success and such other factors as the Committee in its sole discretion shall deem relevant. A Participant who has been granted an Award under the Plan may be granted an additional Award or Awards under the Plan, in the Committee"s sole discretion.

      6. AWARDS UNDER THIS PLAN. The Committee, in its sole discretion, may make Awards of stock options (including Incentive Stock Options and stock options that do not qualify as Incentive Stock Options) as described in Sections 7 and 8 hereof, and of Restrictive Stock, as described in Section 10 hereof.

      7. OPTIONS AUTHORIZED. The options subject to Award under this Plan may be Incentive Stock Options or stock options that do not qualify as Incentive Stock Options (sometimes referred to herein as "nonqualified options" or "nonqualified stock options"). The Committee shall have the full power and authority to (i) determine which options shall be nonqualified stock options and which shall be Incentive Stock Options, (ii) grant only Incentive Stock Options or, alternatively, only nonqualified stock options, and (iii) in its sole discretion, grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and canceled and/or containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan. Under no circumstances may nonqualified stock options be granted where the exercise of such nonqualified stock options may affect the exercise of Incentive Stock Options granted pursuant to the Plan. In addition to any other limitations set forth herein, (1) no Participant shall receive any grant of options, whether Incentive Stock Options or nonqualified stock options, exercisable for more than two hundred fifty thousand (250,000) shares of Common Stock during any one fiscal year of the Company and (2) the aggregate fair market value (determined in accordance with Paragraph 8(a) of the Plan as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed one hundred thousand dollars ($100,000.00).

      8. TERMS AND CONDITIONS OF OPTIONS. The grant of an option under the Plan shall be evidenced by an award Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

          (a) OPTION PRICE. The option exercise price per share with respect to each option shall be determined by the Committee, but shall in no instance be less than the par value of the shares subject to the option. In addition, the option exercise price per share with respect to Incentive Stock Options granted hereunder shall in no instance be less than the fair market value of the shares subject to the option as determined by the Committee. For the purposes of this Paragraph 8(a), fair market value shall be, where applicable, the closing price of the Common Stock on the Date of Grant of such option as reported on any national securities exchange on which the Common Stock may be listed. If the Common Stock is not listed on a national securities exchange but is publicly traded on the Nasdaq Stock Market"s National Market or on another automated quotation system, the fair market value shall be the closing price of the Common Stock on the Date of Grant, or if traded on the Nasdaq Small Cap or Nasdaq Over-The-Counter market, the fair market value shall be the mean between the closing bid and ask prices on any such system or market. If the Common Stock was not traded on the Date of Grant of such option, the nearest preceding date on which there was a trade shall be substituted. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code Section 422(b)(4) or any successor provisions. The Committee may permit the option exercise price to be payable by transfer to the Company of Common Stock owned by the option holder with a fair market value at the time of the exercise equal to the option exercise price.

          (b) PERIOD OF OPTION. The expiration date of each option shall be fixed by the Committee, but notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten (10) years from the Date of Grant of the option.

          (c) VESTING OF STOCKHOLDER RIGHTS. Neither the optionee nor his successor in interest shall have any of the rights of a stockholder of the Company until the shares relating to the option hereunder are issued by the Company and are properly delivered to such optionee, or successor.

          (d) EXERCISE OF OPTION. Each option shall be exercisable from time to time (but not less than six (6) months after the Date of Grant) over such period and upon such terms and conditions as the Committee shall determine, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so purchasable are less than twenty five (25) shares. After the death of the optionee, an option may be exercised as provided in Section 9(c) hereof.

          (e) DISQUALIFYING DISPOSITION. The Award Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to exercise of the option within the two-year period commencing on the day after the Date of Grant of such option or within the one-year period commencing on the day after the date of issuance of the share or shares to him pursuant to the exercise of such option, he shall, within ten (10) days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

          (f) LIMITATION ON GRANTS TO CERTAIN STOCKHOLDERS. An Incentive Stock Option may be granted to a Participant only if such Participant, at the time the option is granted, does not own, after application of the attribution rules of Code Section 424, stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company or of its Parent or Subsidiary. The preceding restrictions shall not apply if at the time the option is granted the option price is at least one hundred ten percent (110%) of the fair market value (as defined in Section 8(a) above) of the Common

Stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

          (g) RESTRICTION ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (h) CONSISTENCY WITH CODE. Notwithstanding any other provision in this Plan to the contrary, the provisions of all Award Agreements relating to Incentive Stock Options pursuant to the Plan shall not violate the requirements of the Code applicable to the Incentive Stock Options authorized hereunder.

      9.  EXERCISE OF OPTION.

          (a) Any option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Award Agreement, (ii) full payment of the aggregate option exercise price of the shares as to which the option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant"s payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

          (b) Upon Retirement or other termination of the Participant"s Continuous Status as an Employee, other than (a) a termination that is either
(i) for Cause or (ii) voluntary on the part of a Participant and without the written consent of the Company, a Parent, or any Subsidiary (b) a termination by reason of death, the Participant may (unless otherwise provided in his Award Agreement) exercise his option at any time within three (3) months after such termination of the Participant"s Continuous Status as an Employee (or within one
(1) year after termination of the Participant"s Continuous Status as an Employee due to permanent and total disability within the meaning of Code Section 22(e)(3)), or within such other time as the Committee shall authorize, but in no event may the Participant exercise his Option after ten (10) years from the Date of Grant thereof (or such lesser period as may be specified in the Award Agreement), and only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of the Participant"s Continuous Status as an Employee. In the event of the termination of the Continuous Status as an Employee of a Participant to whom an option has been granted under the Plan that is either (i) for Cause or (ii) voluntary on the part of the Participant and without written consent, any option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of the Participant"s Continuous Status as an Employee. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary or a Parent. The Award Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence.

          (c) In the event a Participant to whom an option has been granted under the Plan dies during, or within three (3) months after the Retirement or other termination of, the Participant"s Continuous Status as an Employee, such option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Award Agreement) may be exercised (to the extent of the entire number of shares covered by the option whether or not purchasable by the Participant at the date of his death) by the executor or administrator of the optionee"s estate or by the person or persons to whom the optionee shall have transferred such option by will or by the laws of descent and distribution, at any time within a period of one (1) year after his death, but not after the exercise termination date set forth in the relevant Award Agreement.

          (d) If as of the date of termination of the Participant"s Continuous Status as an Employee (other than as a result of the Participant"s death) the Participant is not entitled to exercise his or her entire options, the shares of Common Stock covered by the unexercisable portion of the option shall revert to the Plan. If the Participant (or his or her designee or estate as provided in Section 9(c) above) does not exercise his or her options within the time specified in the Plan and the Award Agreement, the unexercised options shall terminate and the shares of Common Stock covered by such options shall revert to the Plan.

     10.  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

          (a) GENERAL. The Committee, in its sole discretion, may make Awards of Restricted Stock to selected Participants, which Awards shall be evidenced by an Award Agreement that contains such terms and conditions, including vesting, as the Committee may determine. As a condition to any Award of Restricted Stock hereunder, the Committee may require a Participant to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any Award of Restricted Stock for which such requirement is established shall automatically expire if not purchased in accordance with the Committee"s requirements within sixty (60) days after the Date of Grant.

     Subject to the terms and conditions of the respective Award Agreement, the Participant, as the owner of the Common Stock issued as Restricted Stock and any Retained Distributions with respect thereto, shall have the rights of a stockholder, including, but not limited to, voting rights as to such Common Stock and the right to receive cash dividends or distributions thereon when, as and if paid.

     Within the limits set forth in the Plan, an Award of Restricted Stock may be subject to such vesting requirements as may be fixed by the Committee. Vesting may be accelerated by a Change of Control. Vesting may also be accelerated upon death, permanent disability or Retirement.

     Unless otherwise provided in the Award Agreement, in the event that an Award of Restricted Stock is made to a Participant whose employment or service is subsequently terminated by reason of death, permanent disability or Retirement or for such other reason as the Committee may provide, such Participant (or his estate or beneficiary) will be entitled to receive such additional portion of his Restricted Stock and any Retained Distributions with respect thereto that the Participant would have received had the Participant remained in the employment of the Company, Parent, or Subsidiary, as applicable, through the date on which the next portion of the shares of non-vested Restricted Stock subject to the Award of Restricted Shares would have vested.

     Unless otherwise provided in the Award Agreement, in the event an Award of Restricted Stock is made to a Participant whose employment with the Company, Parent, or Subsidiary, as applicable, is subsequently terminated by the Participant for Good Reason or by the Company, Parent or Subsidiary as applicable, other than for Cause, then in any such event, the Participant will be entitled to receive such additional portion of his or her shares of Restricted Stock and any Retained Distributions with respect thereto that the Participant would have received had the Participant remained in the employment of the Company, Parent, or Subsidiary, as applicable, through the date on which the next portion of the shares of unvested Restricted Stock subject to the Award of Restricted Stock would have vested.

     Unless otherwise provided in the Award Agreement, in the event that an Award of Restricted Stock is made to a Participant who subsequently voluntarily resigns or whose employment is terminated for Cause, then all such Restricted Stock and any Retained Distributions with respect thereto as to which the Restricted Period still applies shall be forfeited by such Participant and shall again become available for grant under the Plan.

          (b) TRANSFERABILITY. Restricted Stock and any Retained Distributions with respect thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period, which shall be determined by the Committee and shall not be less than one year nor more than two years from the date such Restricted Stock was awarded. The Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock and any Retained Distributions with respect thereto awarded under the Plan.

     Shares of Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Participant to whom such Restricted Stock shall have been granted and shall bear a restrictive legend to the effect that ownership of such Restricted Stock (and any related Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Each certificate shall be deposited by the Participant with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the respective Award Agreement. The certificate or certificates issued for the Restricted Stock may bear such legend or legends as the Committee may, from time to time, deem appropriate to reflect the restrictions under the Plan for such Restricted Stock.

          (c) STOCK CERTIFICATES; ADDITIONAL RESTRICTIONS. Shares of Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Each Participant will have the right to vote the Restricted Stock held by such Participant, to receive and retain all cash dividends and distributions thereon and exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that:

             (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restricted Period applicable to such shares or portion thereof shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled;

             (ii) other than cash dividends and distributions and rights to purchase stock which might be distributed to stockholders of the Company, the Company will retain custody of all Retained Distributions made, paid, declared or otherwise received by the holder thereof with respect to Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock with respect to which they were made, paid or declared) until such time, if ever, as the Restricted Period applicable to the shares with respect to which such Retained Distributions shall have been made, paid, declared or received shall have expired, and such Retained Distributions shall not bear interest or be segregated in separate accounts; and

             (iii) upon the breach of any restrictions, terms or conditions provided in the Plan or the respective Award Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions, such Restricted Stock and any related Retained Distributions shall thereupon be automatically forfeited.

          (d) MERGERS AND OTHER CORPORATE CHANGES. Unless otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all restrictions imposed on the Participant"s Restricted Stock and any Retained Distributions shall automatically terminate and lapse and the Restricted Period shall automatically terminate; provided, however, that if the Change of Control occurs within six months of the Date of Grant the restrictions and Restricted Period shall terminate on the six month anniversary of the Date of Grant.

     11. ADJUSTMENTS. The Committee, in its discretion, may make such adjustments in the option price, the number or kind of shares and other appropriate provisions covered by outstanding Awards that are required to prevent any dilution or enlargement of the rights of the holders of such options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number and class of shares that may be the subject of Awards which are appropriate to reflect any transaction or event described in the preceding sentence.

     12. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Awards granted thereunder may conform to any changes in the law or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which stockholder approval is required in order to comply with (i) Rule 16b-3, as amended, promulgated under the Exchange Act, (ii) the Code or regulatory provisions dealing with Incentive Stock Options, (iii) any rules for listed companies promulgated by any national stock exchange on which the Company"s Common Stock is traded or (iv) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate ten (10) years after the Effective Date. No amendment, suspension, or termination of the Plan shall, without a Participant"s consent, impair or negate any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.

     13. TAX WITHHOLDING. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the fair market value, as determined pursuant to Section 8(a) hereof, of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Participants who are subject to Section 16 of the Exchange Act are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six (6) months of the grant of the Award; and (ii) the election must be made either (a) six (6) months or more prior to the Tax Date or (b) during the period beginning on the third business day following the date of release for publication for the Company"s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     14. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the date (the "Effective Date") of the last to occur of (i) the adoption of the Plan by the Board and (ii) the approval, within twelve (12) months of such adoption, by a majority (or such other proportion as may be required by state law) of the outstanding voting shares of the Company, voted either in person or by proxy, at a duly held stockholders meeting or by written stockholder consent but in any event not before the effectiveness of the Company"s Form 10 Registration Statement filed under the Exchange Act.

     15. SPECIAL PROVISIONS REGARDING CHANGE OF CONTROL. The Board or the Committee may, from time to time, make special provisions for one or more Participants respecting a possible Change of Control of the Company, a Subsidiary, or Parent, and, to the extent that any such special provisions made with the consent of the affected employee may have the effect of accelerating vesting of stock options granted under the Plan or removal of restrictions on Restricted Stock allotted under the Plan or the effect of preventing a termination or dilution of benefits, such special provisions shall be controlling over and shall be deemed to be an amendment of any inconsistent terms of the applicable Award Agreement.

     16.  MISCELLANEOUS PROVISIONS.

          (a) If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan to continue to hold Common Stock thereby acquired. No such loans to finance the exercise of an Incentive Stock Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.

          (b) This Plan is intended and has been drafted to comply in all respects with Rule 16b-3, as amended, under the Exchange Act ("Rule 16b-3"). If any provision of this Plan does not comply with Rule 16b-3, this Plan shall be automatically amended to comply with Rule 16b-3.

          (c) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, a Parent, or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company, a Parent, any Subsidiary to terminate any Participant"s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Parent, or any Subsidiary.

          (d) To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the laws of the State of Nevada or the property laws of any particular state.

          (e) In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants.

          (f) None of a Participant"s rights or interests under the Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except pursuant to a qualified domestic relations order or, in the event of a Participant"s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such individual.

          (g) No Restricted Stock or any Retained Distributions shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, or other securities laws.

          (h) The expenses of the Plan shall be borne by the Company.

          (i) By accepting any Award under the Plan, each Participant or beneficiary claiming under or through him shall be conclusively deemed to have indicated his acceptance ratification of, and consent to, any action taken under the Plan by the Company, the Committee or the Board.

          (j) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

          (k) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule or regulation.

          (l) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

                                     ANNEX B

                               BILLSERV.COM, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Audit Committee (the "Committee") of the board of directors (the "Board") shall be comprised of at least two (2) directors who are independent of management and billserv.com, Inc. (the "Company"). The Board shall appoint the members of the Committee. Members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Committee members will be financially literate, and at lease one member will have accounting or related financial management expertise, as determined in the business judgment of the Board.

STATEMENT OF POLICY

     The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Board, the independent auditors, and the financial management of the Company.

     Consistent with the duties and function of the Board, generally, the Committee has oversight, not managerial duties and authorities in discharging its responsibilities. The Committee has only the responsibilities specified below. Accordingly, it is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company"s financial statements are complete and accurate or are in compliance with generally accepted accounting principles; rather, those matters are the responsibility of management and the outside auditor. Similarly, it is not the responsibility of the Committee to conduct investigations, to assure compliance by the Company with the federal securities laws or other legal requirements or to assure compliance with laws or the Company"s corporate compliance program or any code of ethics.

     The Committee will, of necessity, rely upon management and the outside auditors in carrying out the responsibilities specified in this Charter. Accordingly, there can be no assurance that the Company"s financial statements will necessarily be in accordance with generally accepted accounting principles, and not contain any material inaccuracies, whether or not the Committee discharges the responsibilities specified in this Charter.

RESPONSIBILITIES

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to oversee for the Board and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Committee shall:

     o Obtain the full Board"s approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     o Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

     o Have a clear understanding with the independent auditors that they are ultimately accountable to the Board and the Committee, as the shareholders" representatives, and that these shareholder representatives have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     o Review and concur with management"s appointment, termination, or replacement of the chief financial officer of the Company.

     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor"s compensation, and at the conclusion thereof, review such audit or review, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the Company"s chief financial officer, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

     o Retain internal audit services to investigate or review matters that in its judgment require independent investigation.

     o Inquire of management, the chief financial officer, and the independent auditors about significant risk or exposures and assess the steps management has taken to minimize such risks to the Company.

     o Review the quarterly financial statements with financial management and the independent auditors to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company"s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     o Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors" evaluation of the Company"s financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

     o Review accounting and financial human resources and succession planning within the Company.

     o Report the results of the annual audit to the Board. If requested by the Board, invite the independent auditors to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors" questions (alternatively, the other directors, particularly any other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

     o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard

        No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationship or professional services and take, or recommend that the Board take appropriate action to ensure the continuing independence of the auditors.

     o Review the report of the Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

     o Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Review the Company's disclosure in any proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                    ANNEX C
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

              [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000

                                       OR

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE TRANSITION PERIOD FROM ____ TO ____


                         COMMISSION FILE NUMBER 0-30152


                               BILLSERV.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




               NEVADA                                       74-2418590
   (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                       14607 SAN PEDRO AVENUE, SUITE 100,
                              SAN ANTONIO, TX 78232
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (210) 402-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENT FOR
THE PAST 90 DAYS.    YES [X]    NO [ ]



AT MAY 10, 2000, 16,428,101 SHARES OF COMMON STOCK, $.001 PAR VALUE, OF THE REGISTRANT WERE OUTSTANDING.

================================================================================
                               billserv.com, Inc.

                                    FORM 10-Q
                      FOR THE QUARTER ENDED MARCH 31, 2000
                                      INDEX

Part I - Financial Information                                              PAGE
                                                                            ----

   Item 1.   Financial Statements

             Consolidated Balance Sheets ...................................  3

             Consolidated Statements of Operations .........................  4

             Consolidated Statement of Changes in Shareholder's
                Equity (Deficit) ...........................................  5

             Consolidated Statements of Cash Flows .........................  7

             Notes to Consolidated Financial Statements ....................  9

   Item 2.   Management's Discussion and Analysis of
                Financial Condition and Results of Operations .............. 14

Part II - Other Information

   Item 1.   Legal Proceedings ............................................. 19

   Signatures .............................................................. 20

                         Part I - FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

                           BILLSERV.COM, INC.

                     (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED BALANCE SHEETS

                                                                         (UNAUDITED)
                                                                          MARCH 31,             DECEMBER 31,
                                                                            2000                    1999
                                                                        ------------            ------------
Assets:
   Cash and cash equivalents .......................................    $  9,036,538            $  7,069,423
   Accounts receivable .............................................          71,274                  10,227
   Related party accounts receivable ...............................          13,083                  30,222
   Prepaid expenses ................................................         315,471                 166,820
   Deposits ........................................................          20,619                  25,420
   Other current assets ............................................         190,630                 188,536
                                                                        ------------            ------------
                                                                           9,647,615               7,490,648

   Property and equipment, net of accumulated
      depreciation and amortization of $402,443 and $258,055
      for March 31, 2000 and December 31, 1999, respectively .......       2,124,470               1,513,510
   Other assets ....................................................         819,305                 394,010
                                                                        ------------            ------------

   Total assets ....................................................    $ 12,591,390            $  9,398,168
                                                                        ============            ============

Liabilities & shareholders' equity (deficit):
   Current liabilities:
     Accounts payable ..............................................    $    919,481            $    589,480
     Accrued expenses ..............................................         254,755                 296,452
     Current portion of obligations under capital leases ...........         321,634                 309,313
     Current portion of deferred revenue ...........................          18,506                    --
     Other current liabilities .....................................          70,323                   2,186
                                                                        ------------            ------------
   Total current liabilities .......................................       1,584,699               1,197,431
     Obligations under capital leases, less current portion ........         169,212                 254,394
     Deferred revenue, less current portion ........................         102,889                   5,000
     Equity subject to potential redemption ........................           5,300                   5,300
   Shareholders' equity (deficit):
     Common stock, $.001 par value, 200,000,000 shares
        authorized; 14,301,140 issued and outstanding
        at March 31, 2000, 13,113,065 issued and outstanding
        at December 31, 1999 .......................................          14,301                  13,113
     Paid-in capital ...............................................      18,558,856              13,695,584
     Deficit accumulated during the development stage ..............      (7,843,867)             (5,772,654)
                                                                        ------------            ------------
   Total shareholders' equity (deficit) ............................      10,729,290               7,936,043
                                                                        ------------            ------------
   Total liabilities and shareholders' equity (deficit) ............    $ 12,591,390            $  9,393,168
                                                                        ============            ============

                 See notes to consolidated financial statements

                               BILLSERV.COM, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                                                                                         JULY 30,
                                                                             THREE MONTHS         THREE MONTHS             1998
                                                                                 ENDED                 ENDED           (INCEPTION)
                                                                               MARCH 31,            MARCH 31,          TO MARCH 31,
                                                                                 2000                 1999                 2000
                                                                             ------------         ------------         ------------
Revenues ............................................................        $      6,426         $       --           $     61,864

Cost of sales .......................................................             470,691                 --                598,036
                                                                             ------------         ------------         ------------
Gross margin ........................................................            (464,265)                --               (536,172)
Operating expenses
  Research and development ..........................................             124,912              172,191            1,031,444
  Selling expenses ..................................................             775,364              287,172            2,614,277
  General and administrative ........................................             570,205              331,507            3,115,008
  Depreciation & amortization .......................................             150,671               12,694              422,138
                                                                             ------------         ------------         ------------
Total operating expenses ............................................           1,621,152              803,564            7,182,867
                                                                             ------------         ------------         ------------
Operating loss ......................................................          (2,085,417)            (803,564)          (7,719,039)
Other income (expense):
  Interest income ...................................................              85,755                2,704              174,416
  Interest expense ..................................................             (20,478)                --               (222,844)
  Other income (expense) ............................................               1,200                 --                (14,191)
                                                                             ------------         ------------         ------------
Total other income (expense) ........................................              66,477                2,704              (62,619)
                                                                             ------------         ------------         ------------
Loss before income taxes and cumulative effect of accounting change .          (2,018,940)            (800,860)          (7,781,658)
Income taxes ........................................................                --                   --                   --
                                                                             ------------         ------------         ------------
Net loss before cumulative effect of accounting change ..............          (2,018,940)            (800,860)          (7,781,658)
Cumulative effect of a change in accounting principle, net of taxes .             (52,273)                --                (52,273)
                                                                             ------------         ------------         ------------
Net loss ............................................................        $ (2,071,213)        $   (800,860)        $ (7,833,931)
                                                                             ============         ============         ============
Net loss before cumulative effect of accounting change - basic and
diluted .............................................................        $      (0.15)        $      (0.08)        $      (0.71)
Cumulative effect of accounting change - basic and diluted ..........        $      (0.01)        $       --           $      (0.01)
                                                                             ------------         ------------         ------------
Net loss per common share - basic and diluted .......................        $      (0.16)        $      (0.08)        $      (0.72)

Weighted average common shares ......................................        ------------         ------------         ------------
  outstanding - basic and diluted ...................................          13,230,142           10,030,000           11,013,663
                                                                             ============         ============         ============

                               BILLSERV.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)

                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                                              ADDITIONAL           DURING THE          TOTAL
                                            COMMON STOCK                        PAID-IN           DEVELOPMENT       SHAREHOLDERS'
                                               SHARES          AMOUNT           CAPITAL              STAGE             EQUITY
                                            ----------------------------------------------------------------------------------------
Balance July 30, 1998
(date of inception) ...................         1,000      $       --        $       --         $       --         $       --

Reclass of equity subject to
potential redemption ..................           --                --                --               (5,300)            (5,300)
Acquisition of shares and reverse
   merger, December 9, 1998 ............    10,029,000            10,030              --               (4,636)             5,394
Net loss from inception (July 30, 1998
   to December 31, 1998) ...............          --                --                --             (289,770)          (289,770)
                                            ----------------------------------------------------------------------------------------

Balance at December 31, 1998 ...........    10,030,000      $     10,030      $       --         $   (299,706)      $   (289,676)
Shares issued under Reg S,
June 11, 1999 ..........................       946,428               946         5,299,054               --            5,300,000
Issuance of Common Stock
Warrants, May 18, 1999 .................          --                --             356,583               --              356,583
Issuance of Common Stock
Warrants, August 6, 1999 ...............          --                --             134,845               --              134,845
Issuance of Common Stock,
October 15, 1999 .......................     1,230,791             1,231         3,665,608               --            3,666,839
Issuance of Common Stock,
October 22, 1999 .......................        20,000                20            59,565               --               59,585
Issuance of Common Stock,
October 22, 1999, in
exchange for debt ......................       153,846               154           490,057               --              490,211
Issuance of Common Stock,
December 16, 1999 ......................       270,000               270         1,361,019               --            1,361,289
Issuance of Common Stock,
December 17, 1999 ......................       285,000               285         1,436,629               --            1,436,914
Issuance of Common Stock,
December 21, 1999 ......................       127,000               127           640,184               --              640,311
Issuance of Common Stock,
December 22, 1999 ......................        50,000                50           252,040               --              252,090
Net loss for the
twelve-months ending
December 31, 1999 ......................          --                --                --           (5,472,948)        (5,472,948)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 1999 ...........    13,113,065      $     13,113      $ 13,695,584       $ (5,772,654)      $  7,936,043
Stock Option Exercise ..................           900                 1             2,530               --                2,531
Equity issuance costs ..................          --                --              (8,465)              --               (8,465)
Exercise of Warrants,
January 20, 2000 .......................        15,400                15            57,735               --               57,750
Exercise of Warrants,
February 16, 2000 ......................       126,969               127           476,007               --              476,134
Exercise of Warrants,
February 24, 2000 ......................        52,426                53           232,984               --              233,037
Exercise of Warrants,
March 7, 2000 ..........................        22,515                23            73,147               --               73,170
Exercise of Warrants,
March 9, 2000 ..........................        11,032                11            75,648               --               75,659
Exercise of Warrants,
March 10, 2000 .........................       145,054               145           895,911               --              896,056
Exercise of Warrants,
March 20, 2000 .........................         2,318                 2            15,607               --               15,609
Exercise of Warrants,
March 28, 2000..........................       138,385               138           518,806               --              518,944
Exercise of Warrants,
March 30, 2000 .........................       673,076               673         2,523,362               --            2,524,035
Net loss for the
three-months ending
March 31, 2000 .........................          --                --                --           (2,071,213)        (2,071,213)
                                            ----------------------------------------------------------------------------------------
Balance at March 31, 2000 ..............    14,301,140      $     14,301       $18,558,856       $ (7,843,867)      $ 10,729,290
                                            ========================================================================================

                 See notes to consolidated financial statements

                               BILLSERV.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                                       JULY 30, 1998
                                                                                 THREE MONTHS       THREE MONTHS        (INCEPTION)
                                                                                     ENDED              ENDED              TO
                                                                                   MARCH 31,          MARCH 31,          MARCH 31,
                                                                                     2000               1999               2000
                                                                                 ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ..............................................................      $ (2,071,213)      $   (800,860)      $ (7,833,931)
  Adjustments to reconcile net income (loss) to net
     cash used in operating activities-
  Issuance of common stock warrants .......................................              --                 --              491,428
  Depreciation and amortization ...........................................           150,671             12,694            422,138
  Cumulative effect of change in accounting principle .....................            52,273               --               52,273
  Changes in current assets and current liabilities-
  (Increase) decrease in accounts receivable ..............................           (61,047)              --              (71,274)
  (Increase) decrease in related party receivables                                     17,139             24,000            (13,083)
  (Increase) decrease in prepaid expenses and other current assets ........           (15,654)           (59,256)          (396,430)
  Increase (decrease) in accounts payable and accrued liabilities .........           288,304            570,220          1,324,236
  Increase (decrease) in accounts payable related party ...................              --                 --             (150,000)
  Increase (decrease) in deferred revenue .................................            64,122               --               69,122
  Increase (decrease) in other current liabilities ........................            68,137               --               70,323
                                                                                 ------------       ------------       ------------
  Net cash used in operating activities ...................................        (1,507,268)          (253,202)        (6,035,198)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ......................................          (755,348)          (223,024)        (1,827,916)
  Purchase of long term investments .......................................              --                 --             (275,496)
  Purchase of intangible assets ...........................................              --                 --              (75,000)
  Capital lease set up fee ................................................              --                 --              (11,884)
  Deposits - long term ....................................................          (561,868)              --             (606,909)
  Proceeds of acquisition/merger ..........................................              --                 --                5,394
                                                                                 ------------       ------------       ------------
  Net cash used in investing activities ...................................        (1,317,216)          (223,024)        (2,791,811)
                                                                                 ------------       ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advance from shareholders ...............................................              --              500,000          2,000,000
  Repayment to shareholders ...............................................              --                 --           (2,000,000)
  Proceeds from notes payable .............................................              --                 --            1,000,000
  Principal payments for notes payable ....................................              --                 --             (500,000)
  Exercise of warrants ....................................................         4,864,460               --            4,864,460
  Issuance of common stock ................................................              --                 --           12,707,239
  Principal payments for capital lease obligations ........................           (72,861)              --             (208,152)
                                                                                 ------------       ------------       ------------
  Net cash used by financing activities ...................................         4,791,599            500,000         17,863,547
                                                                                 ------------       ------------       ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ......................         1,967,115             23,774          9,036,538

CASH AND CASH EQUIVALENTS, beginning of year ..............................         7,069,423               --                 --
                                                                                 ------------       ------------       ------------
CASH AND CASH EQUIVALENTS, end of period ..................................      $  9,036,538       $     23,774       $  9,036,538
                                                                                 ============       ============       ============
NON-CASH  INVESTING AND FINANCING ACTIVITIES

  Purchases of equipment under capital leases .............................      $       --         $       --         $    563,707
                                                                                 ============       ============       ============
  Conversion of debt to equity ............................................      $       --         $       --         $    500,000
                                                                                 ============       ============       ============

                 See notes to consolidated financial statements
                               billserv.com, Inc.

                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000

1.    BASIS OF PRESENTATION

The Company's principal activities have been research and development, raising capital, and organizational activities. Accordingly, it is considered a development stage company. The Company expects to continue to incur losses during its second year of operations and may incur losses in subsequent years as development efforts continue. The Company plans to meet its capital requirements primarily through funding under borrowings and issuance of equity securities, capital lease financing, and in the longer term, revenue from services.

The Company's statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary to present fairly the results for the interim periods shown. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to SEC rules and regulations. The results for the interim periods are not necessarily indicative of results for the full year. Certain prior period amounts have been reclassified for comparative purposes. It is recommended that these interim consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 1999 included in the Company's annual report on Form 10-K filed with the SEC on February 11, 2000.

2.    CUMULATIVE EFFECT OF ACCOUNTING CHANGE

In December 1999, the SEC issued Staff Accounting Bulletin No. (SAB) 101, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. The implementation of SAB 101 requires the Company's revenue generated from up-front implementation fees be recognized over the term of the related service contract. Prior to December 31, 1999, the Company recognized revenue generated from such up-front fees upon completion of an implementation project. The Company adopted SAB 101 as of January 1, 2000, and accordingly, changed its revenue recognition policy on up-front design and implementation fees. The cumulative effect of this accounting change totals $52,273. This amount has been recognized as a non-cash after tax charge during the first quarter of 2000. The cumulative effect has been recorded as deferred revenue and will be recognized as revenue over the remaining contractual service periods.

3.    PROPERTY AND EQUIPMENT, NET

The following is a summary of our property and equipment at March 31, 2000 and December 31, 1999.

                                                   MARCH 31,        DECEMBER 31,
                                                      2000              1999
                                                  -----------       -----------
    Furniture and fixtures .................      $   280,301       $   216,824
    Equipment ..............................        1,227,697           954,123
    Software ...............................          953,016           545,382
    Leasehold improvements .................           65,899            55,236
                                                  -----------       -----------
                                                    2,526,913         1,771,565
    Less: accumulated depreciation
     and amortization ......................         (402,443)         (258,055)
                                                  -----------       -----------
    Total - property and equipment, net ....      $ 2,124,470       $ 1,513,510
                                                  ===========       ===========
                               billserv.com, Inc.

                          (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4.    OPERATING LEASES

During March 2000 the Company entered into a five-year operating lease for its future corporate headquarters. The lease required a deposit of approximately $516,000. Additionally the Company leases other office space and equipment under noncancelable operating leases. Future minimum lease payments required under these leases consist of the following as of March 31, 2000:

      Year ending December 31,

               2000                                $  488,245
               2001                                   852,481
               2002                                   807,998
               2003                                   807,998
               2004                                   805,404
               Thereafter                             468,044
                                                   ----------
               Total minimum lease payments        $4,230,170
                                                   ==========

5.    STOCK WARRANTS

In connection with the private placement offering in October 1999, we issued warrants to twenty-one investors to purchase 1,404,637 shares of common stock at $3.75 per share, or one warrant for each share issued. The warrants are exercisable for three years from the date of issuance, or October 14, 2002. We have the right to call the exercise of the warrants at any time after March 14, 2000 and after the closing price of the common stock exceeds $12.00 for a period of twenty (20) consecutive trading days. Upon such call notice, the holders of the warrants must exercise the warrants within thirty days, after which time we may redeem each warrant for $0.05. As of March 31, 2000, warrants covering 1,000,245 shares of common stock had been exercised, resulting in net proceeds totaling $3,750,919. The exercise of the remainder of the warrants would result in net proceeds of $1,516,470.

As part of their compensation for acting as placement agent for the Offering, we issued warrants to Pennsylvania Merchant Group ("PMG") for the purchase of 36,924, 600, 18,900, 19,950, 8,890 and 3,500 shares of common stock. The warrants are immediately exercisable, carry a five year term, exercise prices of $3.25, $3.25, $8.00, $7.44, $7.41 and $7.31, respectively, piggyback registration rights and cashless exercise provision. As of March 31, 2000, warrants to purchase 75,844 shares of common stock had been exercised, with net proceeds to the Company totaling $418,529. The exercise of the remainder of the warrants would result in net proceeds of $94,512.

At March 31, 1999, warrants outstanding were as follows:

WARRANT TO PURCHASE   SHARES OF      EXERCISE        AGGREGATE   EXPIRATION DATE
                    COMMON STOCK       PRICE      EXERCISE PRICE
--------------------------------------------------------------------------------
Common stock ......      41,237      $   6.06      $   250,000      08/05/2004
Common stock ......         250      $   3.25      $       813      10/14/2004
Common stock ......     230,546      $   3.75      $   864,548      10/14/2002
Common stock ......      20,000      $   3.75      $    75,000      10/25/2002
Common stock ......     153,846      $   3.75      $   576,923      10/14/2002
Common stock ......         240      $   8.00      $     2,240      12/15/2004
Common stock ......       8,890      $   7.41      $    65,875      12/20/2004
Common stock ......       3,500      $   7.31      $    25,585      12/22/2004
                        -------                    -----------
                        458,549                    $ 1,860,982
                        =======                    ===========

                               BILLSERV.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




5.    STOCK WARRANTS (CONTINUED)

Warrants exercised through March 31, 2000, were as follows:


WARRANT TO PURCHASE   SHARES OF      EXERCISE        AGGREGATE   EXPIRATION DATE
                    COMMON STOCK       PRICE      EXERCISE PRICE
--------------------------------------------------------------------------------
Common stock ......     111,085      $   6.31      $   700,946      05/17/2004
Common stock ......      36,674      $   3.25      $   119,190      10/14/2004
Common stock ......   1,000,245      $   3.75      $ 3,750,919      10/14/2002
Common stock ......         600      $   3.25      $     1,950      10/25/2004
Common stock ......      18,620      $   8.00      $   148,960      12/15/2004
Common stock ......      19,950      $   7.44      $   148,428      12/16/2004
                      ---------                    -----------
                      1,187,174                    $ 4,870,394
                      =========                    ===========


Subsequent to March 31, 2000, an additional 326,961 warrants were exercised, resulting in net proceeds of $1,226,103.

6.    EQUITY SUBJECT TO POTENTIAL REDEMPTION

On or about December 3, 1998, the Company, then under the control of former management, and then known as Goldking Resources, Inc., concluded an offering of approximately 5.3 million shares of common stock. This transaction was completed through the cancellation of approximately 6.2 million shares, held by shareholders who tendered their shares to the Company, followed by the Company's issuance of 5.3 million shares to 15 new shareholders, who paid par value to the Company for such shares, in the total amount of approximately $5,300. The new shareholders also paid an additional $300,000 to the shareholders who had agreed to cancel their shares. Subsequently, some of these new shareholders sold the shares into the secondary market. Form D was filed with the SEC to timely report the transaction, and an exemption under Rule 504 was claimed. The SEC has challenged the validity of this claimed exemption.

We dispute the following assertions, but it is possible that the issuance of shares described above may have violated provisions of the federal and state securities laws which subject us to fines, penalties or other regulatory enforcement action. There can be no assurance that the SEC or applicable state authorities will not pursue any enforcement action. We dispute any such liability.

Additionally, while we also dispute the following assertions, it is possible that shareholders who purchased the shares described above may have the right under state and federal securities laws to require us to repurchase their shares, for the amount originally paid, plus interest. We dispute any such liability.

Based upon the best information available at this time, we have calculated a range of possible, but disputed, exposure that exists in light of the disputed civil liabilities described above. Accordingly, in the event these disputed civil liabilities were successfully asserted, we could be liable to the 15 new shareholders, and to any shareholder that immediately purchased shares from these 15 shareholders, in an amount ranging from approximately $5,300 up to approximately $2.9 million, plus interest. This range of possible exposure is calculated by reference to the average closing price for a share of common stock, weighted for reported daily volume, during December 1998 and January 1999; the number of shares possibly sold during the same period of time; and the closing price of one share on November 11, 1999. The foregoing range could be adjusted higher or lower depending upon adjustments to any of the referenced items, and as any new information becomes available.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements based on current expectation, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. All statements, trends, analyses and other information contained in this report relative to trends in net sales, gross margin, anticipated expense levels and liquidity and capital resources, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "intend," "expect," and other similar expressions constitute forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in such statements. Potential risks and uncertainties include, among others, those set forth below. Particular attention should be paid to the cautionary statements involving the Company's limited operating history, the unpredictability of its future revenues, the unpredictable and evolving nature of its business model, the intensely competitive online commerce industry and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other risk factors.

OVERVIEW

We are a development stage enterprise with a limited operating history on which to base an evaluation of our businesses and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, maintain and increase our customer base; implement and successfully execute our business and marketing strategy; continue to develop and upgrade our technology and transaction-processing systems; provide superior customer service; respond to competitive developments; and attract, retain and motivate qualified personnel. We cannot assure you that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Since inception, we have incurred losses, and as of March 31, 2000, we have an accumulated deficit of $7,843,867. We believe that our success will depend in large part on our ability to (a) secure additional financing to meet capital and operating requirements, (b) capture a significant number of customers as our customer base, (c) drive the consumer adoption rate of Electronic Bill Presentment and Payment ("EBPP"), and (d) meet changing customer requirements and technological changes in an emerging market. Accordingly, we intend to invest heavily in product development, technology and operating infrastructure development as well as marketing and promotion. Because our services will require a significant amount of investment in infrastructure and a substantial level of fixed operating expenses, achieving profitability depends on our ability to generate a high volume of revenues. As a result of our limited operating history and the emerging nature of the markets in which we compete, we are unable to precisely forecast our revenues. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are, to a large extent, fixed. Sales and operating results will depend on the volume of transactions completed and related services rendered. The timing of such services and transactions and our ability to fulfill a customer's demands are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures could have an adverse effect on our business, prospects, financial condition and results of operations. Further, we may from time to time make certain pricing, service, marketing or acquisition decisions that could have a material adverse effect on our business, prospects, financial condition and results of operations.

In January 2000, we adopted Staff Accounting Bulletin (SAB) 101 and revised our revenue policies so that in periods subsequent to December 31, 1999, implementation fee revenue will be deferred over the life of the respective contracts. We anticipate that transaction fees will become our major source of revenue in future periods. However, the volume of transactions and amount of revenue we will earn in future periods is dependent upon the rate at which consumers utilize EBPP. This rate is commonly called the "consumer adoption rate."

RESULTS OF OPERATION - FOR THE QUARTERS ENDED MARCH 31, 2000 AND 1999

Our activities for the quarter ended March 31, 2000, resulted in a net loss of $2,071,213, or $.16 per share, as compared to $800,860, or $.08 per share, for the quarter ended March 31, 1999. We earned revenues totaling $6,426 during the first quarter of 2000. During the first quarter of 1999, we were not yet in a production phase and therefore did not generate any revenues.

Prior to December 31, 1999, we recognized revenue generated from up-front fees upon completion of an implementation project. In December 1999, the SEC issued SAB 101, which requires recognition of revenue generated from up-front implementation fees over the term of the related service contract. We voluntarily adopted SAB 101 on January 1, 2000, and accordingly, revised our implementation fee revenue recognition policy. The cumulative effect of this accounting change totals $52,272. This amount has been recognized as a non-cash after tax charge during the first quarter of 2000. The cumulative effect has been recorded as deferred revenue and will be recognized as revenue over the remaining contractual service periods. We recognized the applicable portion of this deferred revenue during the first quarter of 2000.

Although revenue from transaction fees increased as compared to the fourth quarter of 1999, total transaction fee revenue remains an immaterial amount. Consumer adoption rates remained low, less than a hundredth of a percent, during the first quarter of 2000. Each of our customers who have completed the implementation period have not yet begun consumer education and marketing programs, and thus, we would not expect adoption rates to be significant at this point. Transaction fees will become a significant dollar amount only when consumer adoption rates approach double digits. While we cannot control these adoption rates, we are working with our customers to promote EBPP to consumers.

Cost of sales for the first quarter in 2000 totaled $470,691. We were not in live production for customers during the first quarter of 1999, and accordingly, we incurred no cost of sales during that period. Cost of sales includes the cost of technical and support personnel who design specific EBPP components for customers, process data and perform customer care. Cost of sales also includes fees paid to third parties or payment processors for the presentation of electronic bills on web sites owned by those parties and payment processors.

Research and development expenses totaled $124,912 and $172,191 for the quarters ending March 31, 2000 and 1999, respectively. During the first quarter of 1999, our bill presentation systems were under development and accordingly, all expenses related to our operating systems during that period are classified as research and development. The 28% decrease in expense for the March 2000 quarter reflects the reallocation of resources to production efforts, which were formerly devoted to research and development. All research and development costs are expensed as incurred. These costs include the cost of personnel devoted to development of new and enhanced solutions for bill presentment, payment, customer care, and Internet direct marketing.

Selling expenses increased 170%, totaling $775,364 for the quarter ending March 31, 2000, as compared to $287,172 for the 1999 quarter. The increase in expenses is a result of the full-scale efforts of our marketing and sales teams that were being developed during the 1999 quarter. As of March 31, 2000, we employed nineteen sales and marketing personnel as compared to three such personnel at March 31, 1999. Selling expenses include the cost of these personnel, commissions, expenses for trade shows, advertising in trade publications, sales collateral, and other selling and marketing expenses. We will continue to expand our marketing and sales efforts, increasing the size of our sales force and broadening our reach with even more marketing activities.

General and administrative expenses increased 72%, totaling $570,205 for the quarter ending March 31, 2000, as compared to $331,507 for the 1999 quarter. The increase in expenses is principally due to the increased compensation costs and additional general and administrative personnel, as well as increased travel, insurance and professional fee expenses.

Depreciation and amortization increased to $150,671 for the quarter ending March 31, 2000, as compared to $12,694 for the 1999 quarter. The increase is due to the growth in our infrastructure and operating systems. We have purchased over $2.0 million of property and equipment from March 31, 1999 to March 31, 2000.

Net interest income increased to $65,277 for the quarter ending March 31, 2000, as compared to $2,704 for the 1999 quarter from interest earned from the investment of the proceeds from our equity offerings in 1999 and the exercise of warrants during the first quarter of 2000. We incurred interest expense on capital leases during the 2000 quarter. We entered into these leases subsequent to March 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

From inception to date, we have funded our operations through the issuance of common stock, warrants to purchase shares of common stock and short-term bridge loans. We issued 946,428 shares of common stock resulting in net proceeds of $5.3 million in cash on June 11, 1999, in a private placement, pursuant to Regulation S. Advances made to us prior to the private placement totaling $2.0 million were repaid from the proceeds of the private placement. Additionally, $1.0 million due to a related party for investor and public relations services was paid from the proceeds and $200,000 was reserved for future payments due under a consulting agreement.

In October 1999 and December 1999, we issued 1,404,637 and 732,000 shares of common stock, respectively, to accredited investors, in private placements. The shares were issued at $3.25 and $5.50 per share, respectively, which represented a discount upon the average reported closing sale price of our common stock for the ten (10) business days immediately preceding the closing date. Aggregate net proceeds totaled approximately $7,907,243.

In accordance with the terms of the October 1999 private placement, we issued three-year warrants to twenty-one investors to purchase 1,404,637 shares of common stock at $3.75 per share, or one warrant for each share issued. As of March 31, 2000, warrants covering 1,000,245 shares of common stock had been exercised, resulting in net proceeds totaling $3,750,919. The exercise of the remainder of the warrants would result in net proceeds of $1,516,470. We have the right to call the exercise of the warrants at any time after six months after the date of the issuance and after the closing price of our common stock exceeds $12.00 for a period of twenty (20) consecutive trading days. Upon such call notice, the holders of the warrants must exercise the warrants within thirty days, after which time we may redeem each warrant for $0.05.

As part of their compensation for acting as placement agent for the October and December 1999 private placements, we issued warrants to Pennsylvania Merchant Group for the purchase of 36,924, 600, 18,900, 19,950, 8,890 and 3,500 shares of common stock. The warrants are immediately exercisable and carry a five-year term, exercise prices of $3.25, $3.25, $8.00, $7.44, $7.41 and $7.31, respectively, piggyback registration rights and a cashless exercise provision. As of March 31, 2000, warrants to purchase 75,844 shares of common stock had been exercised, with net proceeds to the Company totaling $418,529. The exercise of the remainder of the warrants would result in net proceeds of $94,512.

We issued a short-term note payable to an accredited investor for $1.0 million in August 1999. The note was issued as bridge financing until such time that we could obtain additional equity funding. One-half of the short-term note payable, or $500,000, was converted into common stock pursuant to the October 1999 private placement. The remaining $500,000 plus interest was repaid on October 18, 1999.

At March 31, 2000, we had net working capital of approximately $8,062,916. During 1999 we made significant expenditures and commitments for capital improvements consistent with anticipated growth in operations, infrastructure and personnel. We anticipate we will make capital expenditures of approximately $3 million in the next twelve months. We will finance these expenditures through the use of equipment leasing arrangements, borrowings or equity financing.

We purchased the domain name bills.com for $75,000 in April 1999, at which time we announced the establishment of our own Internet portal at the web site www.bills.com. We are amortizing the purchase price over a five-year period. The operations of the Internet portal have been organized under "bills.com, Inc.," a Delaware corporation that operates as a wholly owned subsidiary. The web site acts as a portal and is currently available for consumer use and interaction. We will continue to develop the web site and to enhance its design. We expect that bills.com will generate revenues through Internet banner advertising on its web site, as well as through sponsorship agreements with other Internet portals. We believe that companies will purchase space on the bills.com web site in order to take advantage of the potentially large number of consumers who will use the site as an Internet bill presentment and payment service. We currently invest only limited funds to support and market the portal; however, we could at any time decide to devote additional financial resources to the portal.

We have engaged Pennsylvania Merchant Group to provide certain strategic and financial advisory services. In exchange for these advisory services, we issued a warrant to purchase 111,085 shares of common stock at an exercise price of $6.75 per share (which represents the average closing price of our stock over the twenty (20)-day period preceding May 18, 1999). In accordance with the warrant's anti-dilutive provision, the exercise price was adjusted to $6.31 after the issuance of shares in October and December. The warrant was exercised in March 2000, resulting in net proceeds totaling $700,946. Using the fair-value based method of accounting, we recorded $356,583 of expense and a corresponding credit to paid-in capital related to the issuance of this warrant. This expense is included in the general and administrative line item in the Consolidated Statement of Operations for the year ended December 31, 1999.

As of March 31, 2000, our headquarters were housed in approximately 14,000 square feet of leased office space in San Antonio, Texas. These headquarters are no longer large enough to accommodate our anticipated growth. We entered into a five-year lease for approximately 43,000 square feet in March 2000. We anticipate the new headquarters will be ready for occupancy during the summer of 2000. We believe the new facility will provide adequate space to meet the needs of our expanding operating, administrative and sales activities for at least the next two years. The lease on the 14,000 square feet expires April 30, 2001. We will utilize the facility for redundancy purposes until we arrange a sublease or the lease expires. Additionally, we lease sales offices in Hollidaysburg, Pennsylvania; Dallas, Texas; Phoenix, Arizona; Denver, Colorado; and Los Angeles, California and plan to open additional sales offices throughout the United States. Total rent expenses in 1999 were $130,000, and in 2000, we expect to pay aggregate rent of approximately $600,000.

As of March 31, 2000, warrants to purchase 1,187,174 shares of common stock had been exercised, as discussed in the previous paragraphs, resulting in total net proceeds of $4,870,394. Of these warrants, 111,085 shares were related to the advisory warrant in favor of Pennsylvania Merchant Group, 75,844 shares were related to the placement agent warrants, and 1,000,246 shares were related to investor warrants. Subsequent to March 31, 2000, additional warrants to purchase 326,921 shares of common stock were exercised, resulting in net proceeds of $1,226,103.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. In July 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The Company does not use derivative instruments; therefore the adoption of this statement will not have any effect on the Company's results of operations or its financial position.

PART II - OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS

There is no litigation currently pending. Except as described in Footnote 6, we are not aware of any disputes that may lead to litigation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    billserv.com, Inc.

      Date:  May 15, 2000           /s/ LOUIS HOCH
                                    PRESIDENT

      Date:  May 15, 2000           /s/ LORI TURNER
                                    CHIEF FINANCIAL OFFICER

                                      C-15